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                                                                     Exhibit
                                            [LOGO OF ROTECH MEDICAL CORPORATION]
                                                           4506 L.B. McLeod Road
                                                          Orlando, Florida 32811
                                                                    407-841-2115
                                                                FAX 407-841-9318

                                                       Contact: Rebecca R. Irish



NEWS RELEASE
FOR IMMEDIATE RELEASE
ROTECH MEDICAL CORPORATION ANNOUNCES
PROPOSED $100 MILLION CONVERTIBLE SUBORDINATED
DEBENTURE OFFERING


ORLANDO--(BUSINESS WIRE)--May 15, 1996--ROTECH MEDICAL CORPORATION (NASDAQ/NMS-ROTC), today announced that it proposes to offer a new issue of $100 million of Convertible Subordinated Debentures due 2003 (the "Debentures").

The Debentures will be convertible into RoTech Common Stock, at the option of the holder, at a price to be determined. The Company also may issue up to an additional $15 million of Debentures to cover over-allotments in connection with such offering. The Company intends to use the proceeds for the sale of the Debentures to repay short-term indebtedness.

The Debentures have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, except pursuant to an applicable exemption from the Securities Act of 1933 registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Debentures. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.